Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Ascendis Pharma A/S dated March 22, 2017, appearing in the Annual Report on Form 20-F of Ascendis Pharma A/S for the year ended December 31, 2016.

Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
March 22, 2017

/s/ Jens Sejer Pedersen State Authorised Public Accountant	/s/ Flemming Larsen State Authorised Public Accountant